CERTIFICATION OF
          PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Segway III Corp. for the quarter ended September 30, 2003, I, Richard I. Anslow, Principal Executive Officer and Principal Financial Officer of Segway III Corp. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such Quarterly Report on Form 10-QSB for the period ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Quarterly Report on Form 10-QSB for the period ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of Segway III Corp.

Dated:  October 23, 2003

Segway III Corp.


By: /s/ Richard I. Anslow
-------------------------------------
Principal Executive Officer and
Principal Financial Officer